
                                                                     Exhibit 2.2

                          EMPLOYEE MATTERS AGREEMENT

                                    BETWEEN

                               CATALYTICA, INC.

                                      AND

                        CATALYTICA ENERGY SYSTEMS, INC.


                                EFFECTIVE AS OF

                               DECEMBER 15, 2000
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                               TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS.....................................................   1

     1.1   401(k) Plan.....................................................   1
     1.2   AD&D Plan.......................................................   1
     1.3   Affiliate.......................................................   1
     1.4   Agreement.......................................................   2
     1.5   Ancillary Agreements............................................   2
     1.6   ASO Contracts...................................................   2
     1.7   Assets..........................................................   2
     1.8   Catalytica......................................................   2
     1.9   Catalytica Employee.............................................   2
     1.10  Catalytica Group................................................   2
     1.11  Catalytica Plan.................................................   2
     1.12  Catalytica Terminated Employee..................................   2
     1.13  CESI............................................................   2
     1.14  CESI Business...................................................   2
     1.15  CESI Claims.....................................................   2
     1.16  CESI Employee...................................................   3
     1.17  CESI Employee Stock Purchase Plan...............................   3
     1.18  CESI Plan.......................................................   3
     1.19  CESI Group......................................................   3
     1.20  CESI Stock Plan.................................................   3
     1.21  CESI Terminated Employee........................................   3
     1.22  COBRA...........................................................   3
     1.23  Code............................................................   3
     1.24  Disability Plan.................................................   3
     1.25  Distribution....................................................   4
     1.26  Distribution Date...............................................   4
     1.27  DOL.............................................................   5
     1.28  Employee Incentive Plan.........................................   5
     1.29  ERISA...........................................................   5
     1.30  FMLA............................................................   5
     1.31  FSA/Dependent Reimbursement Plan................................   5
     1.32  FSA/Medical Reimbursement Plan..................................   5
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                                  (continued)

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     1.33  Group Insurance Policies........................................   5
     1.34  Group Life Plan.................................................   5
     1.35  HCFA............................................................   6
     1.36  Health and Welfare Plans........................................   6
     1.37  Health Plans....................................................   6
     1.38  Indemnification Agreement.......................................   6
     1.39  IRS.............................................................   6
     1.40  Leave of Absence Plans..........................................   6
     1.41  Liabilities.....................................................   6
     1.42  Long-Term Disability Plan.......................................   7
     1.43  Material Feature................................................   7
     1.44  Merger Agreement................................................   7
     1.45  Participating Company...........................................   7
     1.46  Person..........................................................   7
     1.47  Plan............................................................   7
     1.48  Premium Plan....................................................   8
     1.49  QMCSO...........................................................   8
     1.50  Section 125 Plan................................................   8
     1.51  Self-Funded Health Plan.........................................   8
     1.52  Separation......................................................   8
     1.53  Separation Agreement............................................   8
     1.54  Separation Date.................................................   8
     1.55  Severance Pay Plan..............................................   9
     1.56  Severance Plan..................................................   9
     1.57  Short-Term Disability Plan......................................   9
     1.58  Sick Pay Policy.................................................   9
     1.59  Subsidiary......................................................   9
     1.60  Vacation Policy.................................................   9
     1.61  Workers' Compensation Plan......................................  10

ARTICLE II. GENERAL PRINCIPLES.............................................  11

     2.1   Assumption of CESI Liabilities..................................  11
     2.2   Establishment of CESI Plans.....................................  11
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     2.3   CESI under No Obligation to Maintain Plans......................  12
     2.4   CESI's Participation in Catalytica Plans........................  12

ARTICLE III. 401(K) PLAN...................................................  13

     3.1   401(k) Plan Trust...............................................  13
     3.2   401(k) Plan:  Assumption of Liabilities and Transfer of Assets..  13
     3.3   Submission of Catalytica 401(k) Plan to IRS.....................  14

ARTICLE IV. SEVERANCE PAY PLAN.............................................  15

     4.1   Establishment of CESI Severance Pay Plan........................  15
     4.2   Allocation and Assumption of Liabilities........................  15

ARTICLE V. HEALTH AND WELFARE PLANS........................................  16

     5.1   Self-Funded Health Plan.........................................  16
     5.2   Post-Distribution Transitional Arrangements.....................  16
     5.3   Group Life Plan.................................................  17
     5.4   AD&D Plan.......................................................  17
     5.5   Severance and Retention Programs................................  17
     5.6   Short-Term Disability Plan......................................  18
     5.7   Long-Term Disability Plan.......................................  18
     5.8   Long-Term Care Plan.............................................  19
     5.9   Section 125 Plan................................................  19
     5.10  COBRA...........................................................  19
     5.11  Leave of Absence Plans and FMLA.................................  19
     5.12  Workers' Compensation Plan......................................  20
     5.13  Administrative Services.........................................  20

ARTICLE VI. EQUITY AND OTHER COMPENSATION..................................  21

     6.1   CESI Stock Plan.................................................  21
     6.2   CESI Employee Stock Purchase Plan...............................  21
     6.3   Employee Incentive Plan.........................................  21

ARTICLE VII. ADMINISTRATIVE PROVISIONS.....................................  22

     7.1   Master Transitional Services Agreement..........................  22
     7.2   Sharing of Participant Information..............................  22
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     7.3   Reporting and Disclosure Communications to Participants.........  22
     7.4   Employee Identification Numbers.................................  22
     7.5   Beneficiary Designations........................................  22
     7.6   Requests for IRS and DOL Opinions...............................  22
     7.7   Fiduciary Matters...............................................  23
     7.8   Consent of Third Parties........................................  23

ARTICLE VIII. EMPLOYMENT-RELATED MATTERS...................................  24

     8.1   Terms of CESI Employment........................................  24
     8.2   HR Data Support Systems.........................................  24
     8.3   Employment of Employees with US Work Visas......................  24
     8.4   Confidentiality and Proprietary Information.....................  24
     8.5   Vacation and Sick Pay Policies..................................  24
     8.6   Personnel Records...............................................  25
     8.7   Medical Records.................................................  25
     8.8   Non-Termination of Employment; No Third-Party Beneficiaries.....  25
     8.9   Employment Litigation...........................................  25

ARTICLE IX. GENERAL PROVISIONS.............................................  26

     9.1   Effect if Separation and/or Distribution Does Not Occur.........  26
     9.2   No Rights Inure to Third Parties................................  26
     9.3   Affiliates......................................................  26
     9.4   Incorporation of Separation Agreement Provisions................  26
     9.5   Governing Law...................................................  26
     9.6   Assignment......................................................  27
     9.7   Severability....................................................  27
     9.8   Interpretation..................................................  27
     9.9   Amendment.......................................................  27
     9.10  Termination.....................................................  28
     9.11  Conflict........................................................  28
     9.12  Counterparts....................................................  28
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                                  (continued)

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SCHEDULES                                                                  Page
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SCHEDULE 1.36          CATALYTICA AND CESI HEALTH AND WELFARE PLANS.....      i

SCHEDULE 4.2           SEVERANCE PAY PLAN LIABILITIES...................    iii

SCHEDULE 5.5(a)(i)     SEVERANCE PLAN OBLIGATIONS DUE AT DISTRIBUTION
                       DATE.............................................     iv

SCHEDULE 5.5(a)(ii)    SEVERANCE PLAN OBLIGATIONS DUE IF EMPLOYEE
                       TERMINATES WITHIN ONE YEAR OF DISTRIBUTION DATE..      v

SCHEDULE 5.5(b)(i)     ADDITIONAL SEVERANCE AND RETENTION PROGRAMS
                       - BONUS..........................................     vi

SCHEDULE 5.5(b)(ii)    ADDITIONAL SEVERANCE AND RETENTION OBLIGATIONS -
                       OUTPLACEMENT COSTS...............................    vii

SCHEDULE 5.5(b)(iii)   ADDITIONAL SEVERANCE AND RETENTION OBLIGATIONS -
                       STAY BONUS......................................    viii

                                                                     Exhibit 2.2


                          EMPLOYEE MATTERS AGREEMENT

     This EMPLOYEE MATTERS AGREEMENT is entered into on December 15, 2000, between Catalytica, Inc., a Delaware corporation ("Catalytica"), and Catalytica Energy Systems, Inc., a Delaware corporation, formerly known as Catalytica Combustion Systems, Inc. ("CESI"). Capitalized terms used herein (other than the formal names of Catalytica Plans (as defined below) and related trusts of Catalytica) and not otherwise defined, shall have the respective meanings assigned to them in Article I hereof.

     WHEREAS, Catalytica has entered into the Agreement and Plan of Merger, dated as of August 2, 2000, with Synotex Company, Inc. and Synotex Acquisition Corporation pursuant to which Catalytica will distribute all of the shares of CESI capital stock owned by it to its stockholders and Synotex Acquisition Corporation will merge with and into Catalytica; and

     WHEREAS, in furtherance of the foregoing, Catalytica and CESI have agreed to enter into this Agreement to allocate between them Assets, Liabilities and responsibilities with respect to certain employee compensation, benefit plans, programs and arrangements, and certain employment matters;

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS
                                  -----------

     Wherever used in this Agreement, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control:

     1.1  401(k) Plan.  "401(k) Plan," when immediately preceded by
          -----------
"Catalytica," means The 401(k) Plan of Catalytica, Inc. and its Subsidiaries, a defined contribution plan. When immediately preceded by "CESI," "401(k) Plan" means the defined contribution plan to be established by CESI pursuant to
Section 2.2 and Article III.

     1.2  AD&D Plan.  "AD&D Plan," when immediately preceded by "Catalytica,"
          ---------
means the Catalytica Accidental Death and Dismemberment ("AD&D") Plan. When immediately preceded by "CESI," "AD&D Plan" means the accidental death and dismemberment plan to be established by CESI pursuant to Section 2.2.

     1.3  Affiliate.  "Affiliate" means, with respect to any specified Person,
          ---------
any entity that Controls, is Controlled by, or is under common Control with such Person. For this purpose,

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by control, or otherwise. For purposes of this Agreement, Enron Ventures Corp. and Morgan Stanley Dean Witter shall not be considered Affiliates of CESI.

     1.4   Agreement.  "Agreement" means this Employee Matters Agreement,
           ---------
including all the Schedules hereto, and all amendments made hereto from time to time.

     1.5   Ancillary Agreements.  "Ancillary Agreements" has the meaning
           --------------------
specified in the Separation Agreement.

     1.6   ASO Contracts.  "ASO Contracts" is defined in Schedule 5.4(a).
           -------------

     1.7   Assets.  "Assets" means assets, properties and rights (including
           ------
goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, or any combination of the foregoing, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

     1.8   Catalytica.  "Catalytica" means Catalytica, Inc., a Delaware
           ----------
corporation.

     1.9   Catalytica Employee.  "Catalytica Employee" means an individual,
           -------------------
other than a CESI Employee who, is: (a) employed (whether or not in active status, including individuals on leave of absence or disability) in the Catalytica Business on or after the Distribution Date by the Catalytica Group;
(b) a Catalytica Terminated Employee; or (c) an employee or group of employees designated as Catalytica Employees by Catalytica and CESI, by written mutual agreement.

     1.10  Catalytica Group.  "Catalytica Group" means Catalytica and each
           ----------------
Subsidiary or Affiliate of Catalytica (or any predecessor organization thereof) from time to time, excluding any member of the CESI Group.

     1.11  Catalytica Plan.  "Catalytica Plan" means a Plan maintained by the
           ---------------
Catalytica Group or for the benefit of Catalytica Employees.

     1.12  Catalytica Terminated Employee.  "Catalytica Terminated Employee"
           ------------------------------
means any individual, other than a CESI Employee, who, on the Distribution Date, is a former employee of the Catalytica Group.

     1.13  CESI.  "CESI" means Catalytica Energy Systems, Inc., a Delaware
           ----
corporation.

     1.14  CESI Business.  "CESI Business" means the combustion and advanced
           -------------
technology business and related businesses and operations, defined as the "Energy Business" in the Merger Agreement.

     1.15  CESI Claims.  "CESI Claims" is defined in Subsection 5.12(a).
           -----------

     1.16  CESI Employee.  "CESI Employee" means any individual who is: (a) a
           -------------
CESI Terminated Employee; (b) employed (whether or not in active status, including individuals on leave of absence or disability) in the CESI Business on or after the Distribution Date by the CESI Group; or (c) any other employee designated as a CESI Employee as of the Distribution Date by Catalytica and CESI by written mutual agreement.

     1.17  CESI Employee Stock Purchase Plan.  "CESI Employee Stock Purchase
           ---------------------------------
Plan" means the Catalytica Energy Systems, Inc. 2000 Employee Stock Purchase Plan, as established pursuant to Sections 2.2 and 6.2.

     1.18  CESI Plan.  "CESI Plan" means a Plan maintained by the CESI Group or
           ---------
for the benefit of CESI Employees.

     1.19  CESI Group.  "CESI Group" means CESI and each Subsidiary of CESI (or
           ----------
any predecessor organization thereof) from time to time, provided, however, that Enron Ventures Corp. and Morgan Stanley Dean Witter shall not be considered members of the CESI Group and, provided further, that Catalytica Advanced Technologies, Inc. and its Subsidiaries shall be deemed to be members of the CESI Group (it being understood that Catalytica Advanced Technologies, Inc. will merge with and into CESI prior to the Distribution).

     1.20  CESI Stock Plan.  "CESI Stock Plan" means the Catalytica Combustion
           ---------------
Systems, Inc. 1995 Stock Plan as continued pursuant to Sections 2.2 and 6.1.

     1.21  CESI Terminated Employee.  "CESI Terminated Employee" means any
           ------------------------
individual who on the Distribution Date is a former employee of the Catalytica Group who was employed in the CESI Business or by the CESI Group. Notwithstanding the foregoing, "CESI Terminated Employee" shall not, unless otherwise expressly provided to the contrary in this Agreement, include an individual who is a Catalytica Employee at the Distribution Date.

     1.22  COBRA.  "COBRA" means the continuation coverage requirements for
           -----
"group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

     1.23  Code.  "Code" means the Internal Revenue Code of 1986, as amended
           ----
from time to time.

     1.24  Disability Plan.  "Disability Plan," when immediately preceded by
           ---------------
"Catalytica," means the Catalytica, Inc. Disability Plan which consists of the Catalytica, Inc. Short-Term Disability Plan and the Catalytica, Inc. Long-Term Disability Plan. When immediately preceded by "CESI," "Disability Plan" means the CESI Short-Term Disability Plan and the CESI Long-Term Disability Plan, to be established by CESI pursuant to Sections 2.2, 5.6 and 5.7.

     1.25  Distribution.  "Distribution" means Catalytica's pro rata
           ------------
distribution to the holders of its common stock, $.001 par value, of all the shares of CESI common stock owned by Catalytica which, at such time, shall be adjusted for a split with a resulting par value of $.0005.

     1.26  Distribution Date.  "Distribution Date" means the date that the
           -----------------
Distribution is effective.

     1.27  DOL.  "DOL" means the United States Department of Labor.
           ---

     1.28  Employee Incentive Plan.  "Employee Incentive Plan," when immediately
           -----------------------
preceded by "Catalytica," means the Catalytica Employee Incentive Plan. When immediately preceded by "CESI," "Employee Incentive Plan" means the employee incentive plan to be established by CESI pursuant to Sections 2.2 and 6.3.

     1.29  ERISA.  "ERISA" means the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

     1.30  FMLA.  "FMLA" means the Family and Medical Leave Act of 1993, as
           ----
amended from time to time.

     1.31  FSA/Dependent Reimbursement Plan.  "FSA/Dependent Reimbursement
           --------------------------------
Plan," when immediately preceded by "Catalytica," means the Catalytica FSA/Dependent Reimbursement Plan. When immediately preceded by "CESI," "FSA/Dependent Reimbursement Plan" means the dependent care assistance reimbursement plan to be established by CESI pursuant to Sections 2.2 and 5.9.

     1.32  FSA/Medical Reimbursement Plan.  "FSA/Medical Reimbursement Plan,"
           ------------------------------
when immediately preceded by "Catalytica," means the Catalytica FSA/Medical Reimbursement Plan. When immediately preceded by "CESI," "FSA/Medical Reimbursement Plan" means the medical expense reimbursement plan to be established by CESI pursuant to Sections 2.2 and 5.9.

     1.33  Group Insurance Policies.  "Group Insurance Policies" is defined in
           ------------------------
Schedule 5.4(b).

     1.34  Group Life Plan.  "Group Life Plan," when immediately preceded by
           ---------------
"Catalytica," collectively means the Catalytic Group Term Life Insurance Plan consisting of basic life and supplemental life plan. When immediately preceded by "CESI," "Group Life Plan" collectively means the group term life insurance plan to be established by CESI pursuant to Sections 2.2.

     1.35  HCFA.  "HCFA" means the United States Health Care Financing
           ----
Administration.

     1.36  Health and Welfare Plans.  "Health and Welfare Plans," when
           ------------------------
immediately preceded by "Catalytica," means the Catalytica Health Plans, the Catalytica Section 125 Plan, and the health and welfare plans listed on Schedule
1.36 established and maintained by Catalytica for the benefit of eligible employees of the Catalytica Group, and such other welfare plans or programs as may apply to such employees as of the Distribution Date. When immediately preceded by "CESI," "Health and

Welfare Plans" means the CESI Health Plans, the CESI Section 125 Plan, and the health and welfare plans to be established by CESI pursuant to Section 2.2,
Article V, and as listed on Schedule 1.36.

     1.37  Health Plans.  "Health Plans," when immediately preceded by
           ------------
"Catalytica," means the self-funded medical, health maintenance organization ("HMO"), vision, and dental plans and any similar or successor Plans. When immediately preceded by "CESI," "Health Plans" means the self-funded medical, vision and dental plans to be established by CESI pursuant to Section 2.2 and
Article V.

     1.38  Indemnification Agreement.  "Indemnification Agreement" means the
           -------------------------
Ancillary Agreement which is Exhibit H to the Separation Agreement.

     1.39  IRS.  "IRS" means the United States Internal Revenue Service.
           ---

     1.40  Leave of Absence Plans.  "Leave of Absence Plans," when immediately
           ----------------------
preceded by "Catalytica," means the personal, medical/disability, military, and FMLA leave offered from time to time under the personnel policies and practices of Catalytica. When immediately preceded by "CESI," "Leave of Absence Plans" means the leave of absence programs to be established by CESI pursuant to Sections 2.2 and 5.11.

     1.41  Liabilities.  "Liabilities" means all debts, liabilities, guarantees,
           -----------
assurances, commitments, and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto. For this purpose, "Contract" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

     1.42  Long-Term Disability Plan.  "Long-Term Disability Plan," when
           -------------------------
immediately preceded by "Catalytica," means the Catalytica Long-Term Disability Plan. When immediately preceded by "CESI," "Long-Term Disability Plan" means the long-term disability plan to be established by CESI pursuant to Section 2.2 and 5.7.

     1.43  Material Feature.  "Material Feature" means any feature of a Plan
           ----------------
that could reasonably be expected to be of material importance, in the aggregate, to the sponsoring employer or the participants (or their dependents or beneficiaries) of that Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided under such Plan, the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to such Plan, and the costs and expenses incurred by the sponsoring employer or Participating Companies for implementing and/or maintaining such Plan.

     1.44  Merger Agreement.  "Merger Agreement" means the Agreement and Plan of
           ----------------
Merger by and among Synotex Company, Inc., Synotex Acquisition Corporation and Catalytica, Inc., dated as of August 2, 2000.

     1.45  Participating Company.  "Participating Company" means: (a)
           ---------------------
Catalytica; (b) any Person (other than an individual) that Catalytica has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by Catalytica; and (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

     1.46  Person.  "Person" means an individual, a partnership, a corporation,
           ------
a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

     1.47  Plan.  "Plan" means any plan, policy, program, payroll practice,
           ----
arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees, directors or consultants.

     1.48  Premium Plan.  "Premium Plan," when immediately preceded by
           ------------
"Catalytica," means the Catalytica Medical/Dental Pre-Tax Premium Plan, the vehicle by which employees participating in the Catalytica Health and Welfare Plans can contribute their portion of the premium payments with pre-tax dollars. When immediately preceded by "CESI," "Premium Plan" means the medical/dental pre-tax premium plan to be established by CESI pursuant to Sections 2.2 and 5.9.

     1.49  QMCSO.  "QMCSO" means a medical child support order which qualifies
           -----
under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

     1.50  Section 125 Plan.  "Section 125 Plan," when immediately preceded by
           ----------------
"Catalytica," means the Catalytica Premium Plan, the Catalytica FSA/Dependent Reimbursement Plan, and the Catalytica FSA/Medical Reimbursement Plan. When immediately preceded by "CESI," "Section 125 Plan" means the CESI Premium Plan, the CESI FSA/Dependent Reimbursement Plan, and the CESI FSA/Medical Reimbursement Plan to be established by CESI pursuant to Sections 2.2 and 5.9.

     1.51  Self-Funded Health Plan.  "Self-Funded Health Plan" when immediately
           -----------------------
preceded by "Catalytica" means the self-funded portion of its Health Plan. When immediately preceded by "CESI," "Self-Funded Health Plan" means the self-funded health plan to be established by CESI pursuant to Sections 2.2 and 5.1.

     1.52  Separation.  "Separation" means the contribution and transfer from
           ----------
Catalytica to CESI, and CESI's receipt and assumption of, directly or indirectly, substantially all of the Assets and Liabilities currently associated with the CESI Business and the stock, investments or similar interests currently held by Catalytica in subsidiaries and other entities that conduct such business.

     1.53  Separation Agreement.  "Separation Agreement" means the Master
           --------------------
Separation Agreement, dated as of December 15, 2000, of which this is Exhibit D thereto.

     1.54  Separation Date.  "Separation Date" means the effective time and date
           ---------------
of each transfer of Assets or assumption of Liabilities, undertaking or agreement in connection with the Separation, as defined in the Separation Agreement.

     1.55  Severance Pay Plan.  "Severance Pay Plan," when immediately preceded
           ------------------
by "Catalytica," means the Catalytica, Inc. Severance Pay Plan, a nonqualified deferred compensation plan. When immediately preceded by "CESI," "Severance Pay Plan" means the nonqualified deferred compensation plan to be established by CESI pursuant to Section 2.2 and Article IV.

     1.56  Severance Plan.  "Severance Plan," when immediately preceded by
           --------------
"Catalytica," means the Catalytica Severance Plan. When immediately preceded by "CESI," "Severance Plan" means the severance program, if any, to be established by CESI pursuant to Sections 2.2 and 5.5.

     1.57  Short-Term Disability Plan.  "Short-Term Disability Plan," when
           --------------------------
immediately preceded by "Catalytica," means the Catalytica Short-Term Disability Plan. When immediately preceded by "CESI," "Short-Term Disability Plan" means the short-term disability plan to be established by CESI pursuant to Sections
2.2 and 5.6.

     1.58  Sick Pay Policy.  "Sick Pay Policy," when immediately preceded by
           ---------------
"Catalytica," means the Catalytica Sick Pay Policy. When immediately preceded by "CESI," "Sick Pay Policy" means the sick pay policy to be established by CESI pursuant to Sections 2.2 and 8.5.

     1.59  Subsidiary.  "Subsidiary" of any Person means a corporation or other
           ----------
organization, whether incorporated or unincorporated, of which at least a majority of the securities or interest having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control that Person.

     1.60  Vacation Policy.  "Vacation Policy," when immediately preceded by
           ---------------
"Catalytica," means the Catalytica Vacation Policy. When immediately preceded by "CESI," "Vacation Policy" means the CESI Vacation Policy to be established by CESI pursuant to Sections 2.2 and 8.5.

     1.61  Workers' Compensation Plan.  "Workers' Compensation Plan" when
           --------------------------
immediately preceded by "Catalytica" means the Catalytica Workers' Compensation Plan, consisting of the various arrangements established by a member of the Catalytica Group to comply with the workers' compensation requirements of the states in which the Catalytica Group conducts business. When immediately preceded by "CESI," "Workers' Compensation Plan" means the workers' compensation program to be established by CESI pursuant to Section 5.12.

                                  ARTICLE II.

                              GENERAL PRINCIPLES
                              ------------------

     2.1  Assumption of CESI Liabilities.  Except as specified otherwise in this
          ------------------------------
Agreement or as mutually agreed upon in writing by CESI and Catalytica from time to time, effective as of the Distribution Date, CESI hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following: (a) all Liabilities to, or relating to, CESI Employees relating to, arising out of, or resulting from future, present or former employment with the CESI Business (including Liabilities relating to, arising out of, or resulting from any Catalytica or CESI Plans); (b) all Liabilities relating to, arising out of, or resulting from any other actual or alleged employment relationship with the CESI Business or the CESI Group; and
(c) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities and responsibilities expressly assumed or retained by the CESI Group, or a CESI Plan, pursuant to this Agreement. Except as specified otherwise in this Agreement or as otherwise mutually agreed upon in writing by Catalytica and CESI from time to time, Catalytica shall not be required to pay or transfer any Assets in respect of such Liabilities.

     2.2  Establishment of CESI Plans.
          ---------------------------

          (a)  General.  Notwithstanding any other provision of this Agreement,
               -------
CESI shall (i) cause each Plan adopted or maintained by CESI to provide credit for service for years of service with the Catalytica Group or the CESI Group prior to the Distribution Date; and (ii) comply with the obligations imposed on Parent (as defined in the Merger Agreement) under the third sentence of Section 5.11(a) of the Merger Agreement with respect to CESI Employees. CESI and Catalytica agree and acknowledge, for the benefit of themselves and Synotex Company, Inc., that Section 5.11(a) of the Merger Agreement does not impose any obligation on Catalytica to cause CESI to maintain Plans for one (1) year on substantially similar terms in the aggregate as in effect immediately prior to the Distribution Date.

          (b)  Health and Welfare Plans.  Except as specified otherwise in this
               ------------------------
Agreement, effective as of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree in writing), CESI shall adopt the CESI Health and Welfare Plans. Except as otherwise specified in this Agreement, to the extent administratively and financially practicable, each CESI Health and Welfare Plan as in effect as of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree), shall be comparable in the aggregate in all Material Features to the corresponding Catalytica Plan as in effect as of such agreed in writing upon date.

          (c)  401(k) Plan.  Except as specified otherwise in this Agreement,
               -----------
effective as of November 30, 2000 (or such other date(s) as Catalytica and CESI may mutually agree in writing), CESI shall adopt the CESI 401(k) Plan. Except as otherwise specified in this Agreement, to the extent administratively and financially practicable, the CESI 401(k) Plan as in effect as of November 30, 2000 (or such other date(s) as Catalytica and CESI may mutually agree in writing), shall be comparable in the aggregate in all Material Features to the Catalytica 401(k) Plan as in effect as of such agreed in writing upon date.

          (d)  Fringe Benefit Plans.  Except as specified otherwise in this
               --------------------
Agreement, effective as of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree in writing), CESI shall adopt the CESI Fringe Benefit Plans. Except as otherwise specified in this Agreement, to the extent administratively and financially practicable, each of the foregoing CESI Fringe Benefit Plans as in effect as of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree in writing), shall be comparable in the aggregate in all Material Features to the corresponding Catalytica Plan as in effect as of such agreed upon date.

          (e)  Equity and Bonus Programs.  Except as specified otherwise in this
               -------------------------
Agreement, effective as of the Distribution Date, CESI shall assume sponsorship of and all Liabilities under the CESI Stock Plan and shall adopt the CESI Employee Stock Purchase Plan and shall assume certain Liabilities attributable to the Catalytica Employee Incentive Plan as provided in Section 6.3.

          (f)  Other Plans.  Except as otherwise specified in this Agreement,
               -----------
effective as of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree in writing), CESI shall adopt certain CESI Plans that are specifically tied to its payroll practices.

     2.3  CESI under No Obligation to Maintain Plans.  Except as specified
          ------------------------------------------
otherwise in this Agreement, including, without limitation Section 2.2(a) hereof, nothing in this Agreement shall preclude any member of the CESI Group, at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any CESI Plan, any benefit under any CESI Plan or any trust, insurance policy or funding vehicle related to any CESI Plan, or any employment or other service arrangement with CESI Employees or vendors (to the extent permitted by law and in accordance with the terms thereof).

     2.4  CESI's Participation in Catalytica Plans.  Except as otherwise may be
          ----------------------------------------
mutually agreed upon in writing by Catalytica and CESI, effective as of the Distribution Date, CESI shall automatically cease to be a Participating Company in the Catalytica Plans.

                                 ARTICLE III.

                                  401(K) PLAN
                                  -----------

     3.1  401(k) Plan Trust.  Effective on or about November 30, 2000 (or such
          -----------------
other date as Catalytica and CESI may mutually agree in writing), CESI shall (i) establish, or cause to be established, a separate trust, which is intended to be tax-qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a)(1), and (ii) to adopt the CESI 401(k) Plan. CESI shall promptly apply to the Internal Revenue Service for a determination letter and take all necessary action to confirm the qualified status of the CESI Plan under the applicable Code provisions. CESI shall make any and all filings and submissions required to be made by it in connection with the transfer of assets described in
Section 3.2 below. Catalytica shall take all appropriate and necessary action to prevent the Catalytica 401(k) Plan from being disqualified under the Code. CESI shall take all appropriate and necessary action to prevent the CESI 401(k) Plan from being disqualified under the Code.

     3.2  401(k) Plan:  Assumption of Liabilities and Transfer of Assets.  As
          --------------------------------------------------------------
of December 1, 2000, Catalytica directed the trustee of the Catalytica 401(k) Plan to transfer to the trustee of the CESI 401(k) Plan cash or such other assets as Catalytica and CESI agreed, equal to the value of the account balances of each CESI Employee under the Catalytica 401(k) Plan as of the last valuation date immediately preceding the actual date of transfer (the "Transfer Date") including any promissory notes evidencing then outstanding participant loans under the Catalytica Plan with respect to CESI Employees and CESI caused such transferred amount to be credited immediately to the respective account or accounts under the CESI 401(k) Plan of the CESI Employees. The foregoing notwithstanding, the amount transferred with respect to any CESI Employee was reduced by any withdrawals and other distributions made from the Catalytica Plan to any such CESI Employee between such valuation date and such Transfer Date.

     As soon as administratively possible after the Distribution Date (and in compliance with all applicable laws), Catalytica shall cause the trustee of the Catalytica 401(k) Plan to transfer to the trustee of the CESI 401(k) Plan an amount of cash equal to CESI's pro rata share (as determined below) of the suspense account in the Catalytica 401(k) Plan (valued as of December 1, 2000); such pro rata amount shall be equal to the percentage that the total transferred account balances of the CESI Employees bears to the total of all of the participants' account balances in the Catalytica 401(k) Plan immediately prior to the transfer. To the extent required, Catalytica and CESI shall each submit a Form 5310-A to the IRS.

     CESI and Catalytica each agree to use their commercially reasonable best efforts to accomplish the trust spin-off described in this Section 3.2. To the extent that CESI elects to make a profit sharing contribution under the CESI 401(k) Plan that is consistent with Catalytica's past practices, then such profit sharing contribution shall be based on CESI Employees' full year compensation, as defined in the CESI 401(k) Plan.

     3.3  Submission of Catalytica 401(k) Plan to IRS. The Catalytica 401(k)
          -------------------------------------------
Plan was amended and restated in its entirety, effective as of January 1, 1999 and January 1, 2000, and, currently, has a remaining period of time under the Code to apply for a determination from the IRS regarding its continued tax-qualified plan status. Catalytica hereby agrees and acknowledges that it shall submit both the 1999 and 2000 restatements of the Catalytica 401(k) Plan to the IRS within the time prescribed by law for a determination letter (currently, no later than December 31, 2001) and shall make all reasonable efforts to obtain such a determination letter. Catalytica shall provide CESI with copies (including all attachments) of the initial submission to the IRS requesting the IRS's determination of the tax-qualified status of the Catalytica 401(k) Plan as made on Form 5300, all material correspondence to and from the IRS with regard to such submission, and the IRS determination letter and related enclosures.

                                  ARTICLE IV.

                              SEVERANCE PAY PLAN
                              ------------------

     4.1  Establishment of CESI Severance Pay Plan. Effective on or before the
          ----------------------------------------
Distribution Date (or such other date as Catalytica and CESI may mutually agree in writing), CESI shall establish the CESI Severance Pay Plan.

     4.2  Allocation and Assumption of Liabilities. As of the date that CESI
          ----------------------------------------
establishes the CESI Severance Pay Plan, CESI shall assume all Liabilities relating to, arising out of, or resulting from the Catalytica Severance Pay Plan described in Section 2.1, including (without limitation) those liabilities set forth on Schedule 4.2 hereto. Pursuant to Schedule 1.6 of the Merger Agreement, CESI agrees and acknowledges that such Liabilities are the sole responsibility of the CESI Group and, accordingly, no Assets shall be transferred to any member of the CESI Group as a result of such Liabilities.

                                  ARTICLE V.

                           HEALTH AND WELFARE PLANS
                           ------------------------

     5.1  Self-Funded Health Plan.  As of December 1, 2000, CESI established the
          -----------------------
CESI Self-Funded Health Plan and ceased participation in the Catalytica Self-Funded Health Plan. All claims incurred by CESI Employees on or after December 1, 2000, shall be the sole Liability of CESI and shall be subject to the terms and conditions of the CESI Self-Funded Health Plan. Claims incurred prior to December 1, 2000, by CESI Employees shall be paid in the normal course of business, pursuant to the terms and conditions of the Catalytica Self-Funded Health Plan, from the reserves (including, without limitation, premium contributions made to settle these claims; provided, however, to the extent that such claims exceed the reserves recorded for this purpose, CESI shall indemnify Catalytica for the CESI's portion of the excess reserve amount. CESI's portion of the excess amount shall be equal to the percentage that the number of CESI Employees (solely for this purpose, defined as any individual who is either actively employed by, or on any leave of absence from, the CESI Group on December 1, 2000) who participated in the Catalytica Self-Funded Health Plan bears to the total number of participants in the Catalytica Self-Funded Health Plan as of December 1, 2000. Catalytica shall assume any and all liabilities arising out of, relating to, or resulting from any and all claims incurred by Catalytica Employees at any time.

     5.2  Post-Distribution Transitional Arrangements.
          -------------------------------------------

          (a)  Continuance of Elections, Co-Payments and Maximum Benefits.
               ----------------------------------------------------------

               (i) As of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree in writing), CESI shall cause the CESI Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by CESI Employees under the Catalytica Health and Welfare Plans and apply such elections under the CESI Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment between Catalytica and CESI at any time upon or before the Distribution Date shall neither constitute nor be treated as a "status change" or termination of employment under the Catalytica Health and Welfare Plans or the CESI Health and Welfare Plans.

               (ii) On and after the Distribution Date, CESI shall cause the CESI Health Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, co-payments and other applicable benefit coverage limits with respect to which such expenses have been incurred by CESI Employees under the Catalytica Health Plans for the remainder of the calendar year in which the Distribution Date occurs, and (B) all benefits paid to CESI Employees under the Catalytica Health Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the CESI Health Plans.

          (b) HCFA. As of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree in writing), CESI shall assume all Liabilities described in Section 2.1 relating to, arising out of, or resulting from claims, if any, verified by Catalytica or CESI under the HCFA data match reports.

     5.3  Group Life Plan. Each member of the CESI Group shall cease to be a
          ---------------
Participating Company in the Catalytica Group Life Plan effective no later than the Distribution Date.

     5.4  AD&D Plan. Each member of the CESI Group shall cease to be a
          ---------
Participating Company in the Catalytica AD&D Plan effective no later than the Distribution Date.

     5.5  Severance and Retention Programs.
          --------------------------------

          (a)  Catalytica Severance Plan.
               -------------------------

               (i)   Employees Terminated at Closing. Certain Catalytica
                     -------------------------------
Employees who are eligible for benefits pursuant to the Catalytica Severance Plan will be terminated on the Distribution Date (as set forth in Schedule 5.5(a)(i)). Catalytica shall pay directly to each such Catalytica Employee the amount on Schedule 5.5(a)(i) pursuant to the procedures specified in the Catalytica Severance Plan.

               (ii)  Employees Terminated within One Year of Closing.  Certain
                     -----------------------------------------------
individuals set forth on Schedule 5.5(a)(ii) who would otherwise be terminated by Catalytica and, accordingly, entitled to payment pursuant to the Catalytica Severance Plan, will be employed by the CESI Group during a retention period of no more than twelve (12) months after the Distribution Date. To enable the CESI Group to utilize the continued services of each such individual (as specified in Schedule 5.5(a)(ii)) during such retention period, Catalytica shall make such severance payments upon the termination of each such individual's employment with CESI; provided, however (w) the individual terminates employment with CESI within one (1) year of the Distribution Date, (x) CESI notifies Catalytica's Human Resources Department in Greenville, North Carolina, at least one (1) week before each individual's scheduled termination date, (y) Catalytica overnight mails checks to CESI payable to each such individual in the amount specified on
Schedule 5.5(a)(ii) no later than three (3) business days prior to the individual's scheduled termination date, and (z) CESI distributes such severance payments to each such individual pursuant to the procedures set forth in the Catalytica Severance Plan. Catalytica shall assume any and tax liability and/or deduction, and related reporting obligations for such payments.

               (iii) Each member of the CESI Group shall cease to be a Participating Company in the Catalytica Severance Plan as of the Distribution Date.

          (b)  Additional Severance and Retention Programs.  Pursuant to Section
               -------------------------------------------
5.11(b) of the Merger Agreement, Catalytica has agreed to make retention and severance payments, in addition to payments under the Catalytica Severance Plan, to the non-executive employees of Catalytica and non-energy subsidiaries of Catalytica as set forth below.

               (i)  Bonus.  Catalytica shall pay the bonus amounts set forth on
                    -----
Schedule 5.5(b)(i) on the Distribution Date.

               (ii)  Outplacement Costs.  Catalytica shall provide outplacement
                     ------------------
services to the individuals set forth on Schedule 5.5(b)(ii), provided that such individual terminates employment with Catalytica and/or CESI within twelve (12) months of the Distribution Date. The total outplacement costs shall not exceed $72,000.00. Catalytica shall contract directly with the provider of outplacement services and shall assume sole liability for the payment of amounts owed to the provider of the outplacement services.

               (iii) Stay Bonus. To enable CESI to utilize the continued
                     ----------
services of individuals identified on Schedule 5.5(b)(iii) for a set period of time after the Distribution Date, Catalytica shall pay a stay bonus on a set date. Each individual must be employed by CESI on the date set forth on Schedule 5.5(b)(iii) in order to be entitled to receive his or her stay bonus (the "Eligibility Date"). CESI shall notify Catalytica's Human Resources Department in Greenville, North Carolina, at least one week before each individual's Eligibility Date. Catalytica shall overnight mail checks to CESI payable to each such individual in the amount specified on Schedule 5.5(b)(iii) at least three
(3) business days prior to individual's Eligibility Date. CESI shall distribute such severance payments to each such individual on his or her Eligibility Date.

          (c)  Liability.  Catalytica shall be solely liable for any and all
               ---------
severance and retention obligations set forth in this Section 5.5. CESI shall indemnify Catalytica for any and all amounts that Catalytica expends pursuant to this Section 5.5 that exceed $1,150,000.00.

     5.6  Short-Term Disability Plan. Effective on or before the Distribution
          --------------------------
Date (or such other date(s) as Catalytica and CESI may mutually agree in writing), CESI shall implement or cause to be implemented, payroll procedures for the first two (2) months of a disability and an insured program for an additional four (4) month period until CESI Long-Term Disability coverage is triggered (collectively, the "CESI Short-Term Disability Plan").

     5.7  Long-Term Disability Plan. Each member of the CESI Group shall cease
          -------------------------
to be a Participating Company in the Catalytica Long-Term Disability Plan coincident with CESI's establishment of the CESI Long-Term Disability Plan (or, if none, CESI's written notice to Catalytica of its withdrawal as a Participating Company in the Catalytica Long-Term Disability Plan), on such other date as Catalytica and CESI mutually agree in writing, but no later than the Distribution Date.

     5.8  Long-Term Care Plan. The CESI Employees participating in the
          -------------------
Catalytica Long-Term Care Plan shall have the right to convert their existing coverage to an individual policy under the Catalytica Long-Term Care Plan (a "portable benefit") at the time their rights to participate in the group coverage terminates in accordance with and to the extent, if any, provided by the terms of such plan.

     5.9  Section 125 Plan. Effective on December 1, 2000 (or such other
          ----------------
date(s) as Catalytica and CESI may mutually agree in writing), CESI shall establish, or cause to be established, the CESI Section 125 Plan. CESI shall be solely responsible for the CESI Section 125 Plan. Catalytica shall transfer or cause to be transferred to CESI or its authorized agent (i) all records attributable to the participation of each CESI Employee in the Catalytica FSA/ Medical Reimbursement Plan and the

Catalytica FSA/Dependent Reimbursement Plan and (ii) the aggregate net cash amount for contributions paid (but not yet reimbursed) by or on behalf of CESI Employees with respect to such plans for the 2000 plan year prior to December 1, 2000 and CESI shall assume all Liabilities under such plans that relate to such contributions.

     5.10 COBRA. Catalytica shall be responsible through December 1, 2000 (or
          -----
such other date(s) as Catalytica and CESI may mutually agree in writing), for compliance with the health care continuation coverage requirements of COBRA and the Catalytica Health and Welfare Plans with respect to CESI Employees and qualified beneficiaries (as such term is defined under COBRA). Catalytica shall be responsible for providing CESI with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries (as such term is defined under COBRA), and alternate recipients pursuant to QMCSOs, in accordance with applicable Catalytica COBRA policies and procedures. As soon as administratively practicable after December 1, 2000 (or such other date(s) as Catalytica and CESI may mutually agree in writing), Catalytica shall provide CESI (through hard copy, electronic format, or such other mechanism as is appropriate under the circumstances), with a list of all qualified beneficiaries (as such term is defined under COBRA) that relate to CESI Employees and the relevant information pertaining to their coverage elections and remaining COBRA time periods. Effective as of December 1, 2000 (or such other date(s) as Catalytica and CESI may mutually agree in writing), CESI shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the CESI Health and Welfare Plans for CESI Employees and their qualified beneficiaries (as such term is defined under COBRA).

     5.11 Leave of Absence Plans and FMLA.
          -------------------------------

          (a)  Allocation of Responsibilities after Distribution Date.
               ------------------------------------------------------
Effective as of the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree in writing): (i) CESI shall adopt Leave of Absence Plans which shall be comparable in the aggregate in all Material Features to the Catalytica Leave of Absence Plans as in effect on the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree in writing); (ii) CESI shall honor all terms and conditions of leaves of absence which have been granted to any CESI Employee under a Catalytica Leave of Absence Plan or FMLA on or before the Distribution Date by Catalytica, including such leaves that are to commence after the Distribution Date (or such other date(s) as Catalytica and CESI may mutually agree in writing); and (iii) CESI shall recognize all periods of service of CESI Employees with the Catalytica Group, to the extent such service is recognized by the Catalytica Group for the purpose of eligibility for leave entitlement under the Catalytica Leave of Absence Plans and FMLA; provided, however, that no duplication of benefits shall, to the extent permitted by law, be required by the foregoing.

          (b)  Disclosure.  Before the Distribution Date (or such other date(s)
               ----------
as Catalytica and CESI may mutually agree in writing), Catalytica shall provide to CESI copies of all records pertaining to the Catalytica Leave of Absence Plans and FMLA with respect to all CESI Employees to the extent such records have not been previously provided.

     5.12 Workers' Compensation Plan.
          --------------------------

          (a)  Assumption of Catalytica and CESI Workers' Compensation Plan
               ------------------------------------------------------------
Liabilities by CESI.  Effective as of December 1, 2000 (or such other date as
-------------------
Catalytica and CESI may mutually agree in writing), CESI shall assume and be solely responsible for all Liabilities as described in Section 2.1 relating to, arising out of, or resulting from workers' compensation claims by CESI Employees ("CESI Claims") whether incurred before, on, or after the Distribution Date.

          (b)  Establishment of the CESI Workers' Compensation Plan.  As of the
               ----------------------------------------------------
Distribution Date, CESI shall be responsible for complying with the workers' compensation requirements of the states in which the CESI Group conducts business and for obtaining and maintaining insurance programs for its risk of loss. Such insurance arrangements shall be separate and apart from the Catalytica Workers' Compensation Plan.

     5.13 Administrative Services. To the extent not provided otherwise in this
          -----------------------
Article, Catalytica may provide certain administrative services to CESI in conjunction with both the Catalytica and CESI Health and Welfare Plans in such manner and for such period as Catalytica and CESI may mutually agree in writing.

                                  ARTICLE VI.

                         EQUITY AND OTHER COMPENSATION
                         -----------------------------

     6.1  CESI Stock Plan. CESI agrees to assume sponsorship of and all
          ---------------
Liabilities under the Catalytica Combustion Systems, Inc. 1995 Stock Plan, effective as of the Distribution Date. Nothing in this Agreement shall be construed as limiting CESI's right to amend or terminate the Plan at any time, for any reason in accordance with its terms.

     6.2  CESI Employee Stock Purchase Plan. On the Distribution Date, CESI
          ---------------------------------
shall establish the Catalytica Energy Systems, Inc. 2000 Employee Stock Purchase Plan for the benefit of CESI Employees.

     6.3  Employee Incentive Plan. On or before the Distribution Date (or such
          -----------------------
earlier date as Catalytica and CESI may mutually agree in writing), Catalytica shall transfer to CESI all data and information relating to CESI Employees' participation in the Catalytica Employee Incentive Plan as well as the calculations and other relevant information relating to the incentive component of the CESI Employee Incentive Plan tied to Catalytica's performance. Effective as of the Distribution Date, CESI shall assume all Liabilities described in
Section 2.1 relating to, arising out of, or resulting from the Catalytica Employee Incentive Plan as well as any and all Liabilities described in Section
2.1 relating to, arising out of or resulting from the incentive component of Catalytica's performance in the CESI Employee Incentive Plan. No duplication of benefits shall occur as a result of any transfer of employment between Catalytica and CESI and no Assets shall be transferred as a result of the assumption of the Liabilities.

                                 ARTICLE VII.

                           ADMINISTRATIVE PROVISIONS
                           -------------------------

     7.1  Master Transitional Services Agreement. On or prior to the
          --------------------------------------
Distribution Date (or such other date as CESI and Catalytica may mutually agree in writing), Catalytica and CESI may enter into a services agreement covering the provision of interim services, including financial, accounting, legal, benefits-related and other services by Catalytica to CESI.

     7.2  Sharing of Participant Information. Catalytica and CESI shall share,
          ----------------------------------
or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the Catalytica Plans and the CESI Plans as CESI and Catalytica may mutually agree in writing. Catalytica and CESI and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

     7.3  Reporting and Disclosure Communications to Participants. CESI and
          -------------------------------------------------------
Catalytica shall fully cooperate with and assist one another in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form Series 5500 annual reports for the Catalytica Plans, as applicable.

     7.4  Employee Identification Numbers. Until the Distribution Date (or such
          -------------------------------
other period as Catalytica and CESI may mutually agree in writing), Catalytica and CESI shall not change any employee identification numbers assigned by Catalytica. Catalytica and CESI mutually agree to establish a policy pursuant to which employee identification numbers assigned to either employees of Catalytica or CESI shall not be duplicated between Catalytica and CESI.

     7.5  Beneficiary Designations. Subject to Section 7.8, all beneficiary
          ------------------------
designations made by CESI Employees with regard to the Catalytica Plans shall be transferred to and be in full force and effect under the corresponding CESI Plans, in accordance with the terms of each such applicable CESI Plan, until such beneficiary designations are replaced or revoked by the CESI Employees who made the beneficiary designations.

     7.6  Requests for IRS and DOL Opinions. Catalytica and CESI shall make
          ---------------------------------
such applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate. CESI and Catalytica shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which Catalytica and/or CESI elects to seek a determination letter (as agreed to by Catalytica pursuant to Section 3.3) or private letter ruling from the IRS or an advisory opinion from the DOL.

     7.7  Fiduciary Matters. Catalytica and CESI each acknowledge that actions
          -----------------
contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and that no party shall be deemed to be in violation of this

Agreement if such party fails to comply with any provisions hereof based upon such party's good faith determination that to do so would violate such a fiduciary duty or standard.

     7.8  Consent of Third Parties. If any provision of this Agreement is
          ------------------------
dependent on the consent of any third party (such as a vendor) and such consent is withheld, Catalytica and CESI shall use their commercially reasonable best efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Catalytica and CESI shall negotiate in good faith to implement such provision in a mutually satisfactory manner.

                                 ARTICLE VIII.

                          EMPLOYMENT-RELATED MATTERS
                          --------------------------

     8.1  Terms of CESI Employment. Nothing in the Separation Agreement, this
          ------------------------
Agreement, or any Ancillary Agreement should be construed to change the at-will status of the employment of any of the employees of the Catalytica Group or the CESI Group.

     8.2  HR Data Support Systems. Catalytica shall provide human resources
          -----------------------
data support for CESI Employees through the Distribution Date (or such other period as Catalytica and CESI may mutually agree in writing) pursuant to the Transition Services Agreement.

     8.3  Employment of Employees with US Work Visas. CESI will request
          ------------------------------------------
amendments to the nonimmigrant visa status of CESI Employees, if any, with U.S. work visas authorizing them to work for Catalytica, excluding the CESI Group, to request authorization to work for CESI.

     8.4  Confidentiality and Proprietary Information. No provision of the
          -------------------------------------------
Separation Agreement or any Ancillary Agreement shall be deemed to release any individual for any violation of the Catalytica non-competition guideline or any agreement or policy pertaining to confidential or proprietary information of any member of the Catalytica Group, or otherwise relieve any individual of his or her obligations under such non-competition guideline, agreement, or policy.

     8.5  Vacation and Sick Pay Policies. Effective as of the Distribution Date
          ------------------------------
(or such earlier date as Catalytica and CESI may mutually agree in writing), CESI shall establish the CESI Vacation Policy and the CESI Sick Pay Policy which shall be comparable in the aggregate in all Material Features to the Catalytica Vacation Policy and the Catalytica Sick Pay Policy, respectively. On or before the Distribution Date (or such earlier date as Catalytica and CESI may mutually agree in writing), Catalytica shall transfer to CESI all data and information relating to the CESI Employees under the Catalytica Vacation Policy and the Catalytica Sick Pay Policy. Effective as of the Distribution Date (or such earlier date as Catalytica and CESI may mutually agree in writing), CESI shall assume all Liabilities relating to, arising out of, or resulting from CESI Employees' coverage/participation under the Catalytica Vacation Policy described in Section 2.1 hereof. In the event that a Catalytica Employee or CESI Employee transfers his or her employment to the other party before the Distribution Date, such transfer of employment shall not result in a payout or constitute a termination event for purposes of the Vacation Policy, and no duplication of benefits shall occur as a result of any such transfer of employment between Catalytica and CESI. Effective as of the Distribution Date (or such earlier date as Catalytica and CESI may mutually agree in writing), CESI shall assume all Liabilities relating to, arising out of, or resulting from CESI Employees' coverage/participation under the Catalytica Sick Pay Policy for the calendar year ending December 31, 2000 described in Section 2.1 hereof; such Catalytica Sick Pay Policy does not provide for accrual of benefits beyond the current calendar year.

     8.6  Personnel Records. Subject to applicable laws on confidentiality and
          -----------------
data protection, Catalytica shall deliver to CESI as soon as practicable after the Distribution Date (or such other date as Catalytica and CESI may mutually agree in writing), personnel records of CESI Employees to the extent such records relate to CESI Employees' active employment by, leave of absence from, or termination of employment with CESI.

     8.7  Medical Records. Subject to applicable laws on confidentiality and
          ---------------
data protection, Catalytica shall deliver to CESI as soon as practicable after the Distribution Date (or such other date as Catalytica and CESI may mutually agree in writing), medical records of CESI Employees to the extent such records
(a) relate to CESI Employees' active employment by, leave of absence from, or termination of employment with CESI, and (b) are necessary to administer and maintain employee benefit plans, including Health Plans and Workers' Compensation Plan and for determining eligibility for paid and unpaid Leaves of Absence for medical reasons.

     8.8  Non-Termination of Employment; No Third-Party Beneficiaries. No
          -----------------------------------------------------------
provision of this Agreement, the Separation Agreement, or any other Ancillary Agreement shall be construed to create any right or accelerate entitlement to any compensation or benefit whatsoever on the part of any CESI Employee or other former, present or future employee of Catalytica or CESI under any Catalytica Plan or CESI Plan or otherwise. Without limiting the generality of the foregoing: (a) neither the Distribution or Separation, nor the termination of the Participating Company status of CESI or any member of the CESI Group shall cause any employee to be deemed to have incurred a termination of employment; and (b) no transfer of employment between Catalytica and CESI before the Distribution Date shall be deemed a termination of employment for any purpose hereunder.

     8.9  Employment Litigation. CESI shall have the sole responsibility for
          ---------------------
all Liabilities relating to, arising out of, or resulting from employment-related claims regarding CESI Employees that exist, or come into existence, before, on or after the Distribution Date in respect of their employment with the CESI Business or the CESI Group or Catalytica or the Catalytica Group.

                                  ARTICLE IX.

                              GENERAL PROVISIONS
                              ------------------

     9.1  Effect if Separation and/or Distribution Does Not Occur.  Subject to
          -------------------------------------------------------
Section 9.10, if the Separation and/or Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Separation Date and/or Distribution Date, or otherwise in connection with the Separation and/or Distribution, shall not be taken or occur except to the extent specifically agreed in writing by CESI and Catalytica.

     9.2  No Rights Inure to Third Parties.  This Agreement, including the
          --------------------------------
Schedules hereto, shall be binding upon and inure solely to the benefit of each party hereto and their successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, the benefits set forth in Section 2.2(a) herein shall inure to the benefit of Synotex Company, Inc. as well as to the parties to this agreement.

     9.3  Affiliates.  Each of Catalytica and CESI shall cause to be performed
          ----------
and hereby guarantee the performance of any and all actions of the Catalytica Group or the CESI Group, respectively.

     9.4  Incorporation of Separation Agreement Provisions.  The following
          ------------------------------------------------
provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section to an "Article" or "Section" shall mean Articles or Sections of the Separation Agreement, and, except as expressly set forth below, references within the material incorporated herein by reference shall be references to the Separation Agreement): Section 5.3 (relating to Agreement for Exchange of Information);
Section 5.6 (relating to Dispute Resolution); Section 5.8 (relating to No Representation or Warranty); Section 6.4 (relating to Forum Selection; Consent to Jurisdiction); Section 6.6 (relating to Notices); and Section 6.10 (relating to Failure or Indulgence Not Waiver; Remedies Cumulative).

     9.5  Governing Law.  To the extent not preempted by applicable federal law,
          -------------
including, without limitation, ERISA, the Code and applicable securities laws, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware, irrespective of the choice of law principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, performance and remedies.

     9.6  Assignment.  Neither party shall engage in any transaction or series
          ----------
of transactions in which another entity becomes the owner of fifty percent (50%) or more of the equity securities of such party unless the acquirer and any ultimate parent entity shall have executed and delivered to the other party an agreement confirming that such acquirer and/or ultimate parent entity shall, upon consummation of such transaction or series of transactions, cause the relevant party to continue to perform under the terms of this Agreement and each Ancillary Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Catalytica Group and each member of the CESI Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

     9.7  Severability.  If any term or other provision of this Agreement is
          ------------
determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner, so that the transactions contemplated hereby are fulfilled to the fullest possible extent.

     9.8  Interpretation.  The headings contained in this Agreement or any
          --------------
Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article of, Section of, or Schedule to this Agreement unless otherwise indicated.

     9.9  Amendment.  The Board of Directors of CESI and Catalytica may mutually
          ---------
agree in writing to amend the provisions of this Agreement at any time or times, for any reason, either prospectively or retroactively, to such extent and in such manner as the Boards mutually deem advisable. Each Board may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable. The Vice President, Human Resources of Catalytica and the Chief Financial Officer of CESI have full power and authority to mutually adopt an amendment to this Agreement. No change or amendment will be made to this Agreement, except by an instrument in writing signed by an authorized individual.

     9.10 Termination.  This Agreement may be terminated and the Distribution
          -----------
abandoned at any time prior to the effective time, as defined in the Merger Agreement, by and in the sole discretion of Catalytica without the approval of CESI. In the event of termination pursuant to this Section, no party shall have any liability of any kind to the other party.

     9.11 Conflict.  In the event of any conflict between the provisions of this
          --------
Agreement and the Separation Agreement, any Ancillary Agreement, or Plan, the provisions of this Agreement shall control.

     9.12  Counterparts.  This Agreement, including the Schedules hereto and the
           ------------
other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Employee Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


                                  CATALYTICA, INC.


                                  By: /s/ Lawrence W. Briscoe
                                     ------------------------------------------

                                  Name: Lawrence W. Briscoe
                                        ---------------------------------------
                                  Title: Chief Financial Officer
                                         --------------------------------------

                                  CATALYTICA ENERGY SYSTEMS, INC.


                                  By: /s/ Craig N. Kitchen
                                      -----------------------------------------
                                  Name: Craig N. Kitchen
                                        ---------------------------------------
                                  Title: President and Chief Executive Officer
                                         --------------------------------------

                                  APPROVED AND CONSENTED TO BY DSM, N.V.


                                  By:__________________________________________

                                  Name:________________________________________

                                  Title:_______________________________________

                                 SCHEDULE 1.36

                 CATALYTICA AND CESI HEALTH AND WELFARE PLANS
                 --------------------------------------------

CATALYTICA HEALTH AND WELFARE PLANS
-----------------------------------
Health Plans:
-  Great West HMO
-  Great West PPO
-  Great West Non-PPO
-  Delta Dental Plan of North Carolina
-  Vision Service Plan
Other Welfare Plans
-  Hartford Basic Life Plan
-  Hartford Supplemental Life
-  Hartford AD&D Plan
-  Hartford Dependent Life Plan
-  Hartford Long-Term Disability Plan
-  Hartford Short-Term Disability Plan
-  Great West Flexible Spending Plan
-  CIGNA Behavioral Health Employee Assistance Plan
-  Allmerica Financial Home/Auto/Umbrella Insurance Coverage Plan
-  ARAG Group Legal Plan
-  UNUM Long-Term Care Insurance Plan
-  Tuition Reimbursement Policy
-  Employee Referral Policy
-  Commuter Policy
Leave of Absence Programs and FMLA
Hartford Workers' Compensation Plan

CESI HEALTH AND WELFARE PLANS
-----------------------------

CESI Health Plans:

-  Great West PPO
-  Great West POS
-  Delta Dental Plan of North Carolina
-  Vision Service Plan

CESI Welfare Plans

-  Hartford Basic Life Plan
-  Hartford Supplemental Life
-  Hartford AD&D Plan
-  Hartford Dependent Life Plan
-  Hartford Long-Term Disability Plan

-  Hartford Short-Term Disability Plan
-  Great West Flexible Spending Plan
-  CIGNA Behavioral Health Employee Assistance Plan
-  Tuition Reimbursement Policy
-  Employee Referral Policy
-  Commuter Policy
Leave of Absence Programs and FMLA
Hartford Workers' Compensation Plan

                                     -ii-